Exhibit 99.1

FOR IMMEDIATE RELEASE

August 19, 2014

Strategic Storage Trust, Inc. Reports Second Quarter 2014 Results

- Same-Store Revenues Increased 8.8%

- Same-Store NOI Increased 15.7%

LADERA RANCH, CA – August 19, 2014 – Strategic Storage Trust, Inc. today announced operating results for the three and six months ended June 30, 2014.

“We are pleased with the Q2 results, our top line growth in same store revenues and NOI has continued to increase and contributed to our first quarter with positive net income. Our increase in occupancy will afford us potential positive rental rate growth. In addition, our integrated technology, enhanced revenue management system along with our next generation marketing platform has proven to provide incrementally positive results,” commented H. Michael Schwartz, CEO of Strategic Storage Trust, Inc.

Key Highlights for the Three Months Ended June 30, 2014:

•	Increased same-store revenues and net operating income (“NOI”) by 8.8% and 15.7%, respectively, for the three months ended June 30, 2014 compared to the three months ended June 30, 2013.

•	Increased same-store average occupancy by approximately 3.6% to 86.5% for the three months ended June 30, 2014 from 82.9% for the three months ended June 30, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 4.1% to $10.00 for the three months ended June 30, 2014 from $9.61 for the three months ended June 30, 2013.

•	Decreased property operating expenses as a percentage of revenues to 31.6% for the three months ended June 30, 2014 from 35.9% for the three months ended June 30, 2013.

•	Increased IPA Modified Funds From Operations (“MFFO”) by 76% to $7.9 million for the three months ended June 30, 2014 from $4.5 million for the three months ended June 30, 2013.

•	Increased cash flows from operations by 58% to $8.4 million for the three months ended June 30, 2014 from $5.3 million for the three months ended June 30, 2013.

Key Highlights for the Six Months Ended June 30, 2014:

•	Increased same-store revenues and NOI by 8.2% and 11.8%, respectively, for the six months ended June 30, 2014 compared to the six months ended June 30, 2013.

•	Increased same-store average occupancy by approximately 3.3% to 85.0% for the six months ended June 30, 2014 from 81.7% for the six months ended June 30, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 3.3% to $10.00 for the six months ended June 30, 2014 from $9.68 for the six months ended June 30, 2013.

•	Decreased property operating expenses as a percentage of revenues to 32.6% for the six months ended June 30, 2014 from 35.2% for the six months ended June 30, 2013.

•	Increased IPA MFFO by 55% to $14.1 million for the six months ended June 30, 2014 from $9.1 million for the six months ended June 30, 2013.

•	Increased cash flows from operations by 57% to $14.7 million for the six months ended June 30, 2014 from $9.3 million for the six months ended June 30, 2013.

Acquisitions:

•	On March 5, 2014, we acquired a self storage facility located in Hampton, Virginia from an unaffiliated third party for a total purchase price of approximately $6.7 million, plus closing costs and acquisition fees.

•	On March 27, 2014, we acquired a self storage facility located in Chandler, Arizona from an unaffiliated third party for a total purchase price of approximately $4.9 million, plus closing costs and acquisition fees.

•	On April 2, 2014, we acquired a parcel of land located in Toronto, Canada from an unaffiliated third party for a total purchase price of approximately $3.8 million Canadian dollars, plus closing costs and acquisition fees. We intend to develop the land into a self storage facility with approximately 870 units and 78,000 rentable square feet.

•	During the first six months of 2014, we purchased an additional approximately 86% in beneficial interests in an entity that owns a self storage facility in San Francisco, California for consideration of approximately $5.8 million in cash and the issuance of approximately 245,000 limited partnership units in our operating partnership. The acquisition brought our ownership of this property to approximately 99%.

Sale of Hawthorne Property:

On July 31, 2014 the Hawthorne property, a net leased industrial property in California, was sold to an unaffiliated third party. We owned a 12% interest in Westport LAX LLC, the joint venture that owned the Hawthorne Property. Hawthorne LLC, an affiliate of our Sponsor, owned 78% of Westport LAX LLC, and we had a preferred equity interest in Hawthorne LLC which entitled us to distributions equal to 10% per annum on our investment. The combined carrying value of our investments was approximately $8.6 million and we estimate that we will be entitled to approximately $10.3 million of the net proceeds, upon final distribution of the proceeds from the sale. Our total return on our Westport LAX LLC interest was in excess of 100%.

Capital Transactions:

During the first quarter of 2014 the aggregate commitment under our revolving credit facility with KeyBank, N.A.(the “KeyBank Revolver”) was increased from $75 million to $100 million. In addition, there is now a total of four participating lenders. On April 28, 2014, we borrowed an additional $18 million on the KeyBank Revolver and on July 30, 2014 we borrowed an additional $10 million, bringing the total outstanding amount to $99 million. The proceeds of the borrowings were used to repay the previously outstanding mortgages on two of our properties and for general corporate purposes.

Quarterly Dividend:

Our board of directors declared a distribution for the third quarter of 2014 of $0.001917808 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10 and approximately 6.5% assuming the share was purchased for $10.79).

About Strategic Storage Trust, Inc.:

Strategic Storage Trust, Inc. (“SSTI”) was the first self storage REIT in the public non-traded REIT marketplace. SSTI is one of six publicly registered self storage REITs in the United States and is one of the fastest growing self storage REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self storage properties. Since the launch of SSTI in 2008, the company’s portfolio of properties has expanded to include 126 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 80,000 self storage units and 10.5 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

The information herein should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and other information filed with, or furnished to, the SEC.

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identifies by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and our ability to access additional capital; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in our Annual Report on Form 10-K. This is neither an offer nor a solicitation to purchase securities.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$23,726,429	$39,603,949
Real estate facilities:
Land	200,256,893	194,033,413
Buildings	464,046,983	456,372,075
Site improvements	44,898,638	43,733,299

	709,202,514	694,138,787
Accumulated depreciation	(55,971,913)	(46,432,155)

	653,230,601	647,706,632
Construction in process	5,067,025	776,804

Real estate facilities, net	658,297,626	648,483,436
Deferred financing costs, net of accumulated amortization	5,593,786	5,798,963
Intangible assets, net of accumulated amortization	8,659,434	10,447,513
Restricted cash	5,997,952	6,506,112
Investments in unconsolidated joint ventures	8,605,395	8,662,363
Other assets	3,208,770	3,777,167

Total assets	$714,089,392	$723,279,503

LIABILITIES AND EQUITY
Secured debt	$398,116,320	$391,285,760
Accounts payable and accrued liabilities	10,179,166	9,917,437
Due to affiliates	1,299,562	1,741,518
Distributions payable	3,312,939	3,355,882

Total liabilities	412,907,987	406,300,597
Commitments and contingencies
Equity:
Strategic Storage Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.001 par value; 700,000,000 shares authorized; 57,027,784 and 56,136,435 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	57,027	56,136
Additional paid-in capital	493,801,866	487,032,573
Distributions	(126,730,385)	(107,090,016)
Accumulated deficit	(68,976,663)	(69,376,201)
Accumulated other comprehensive loss	(1,236,683)	(1,615,743)

Total Strategic Storage Trust, Inc. equity	296,915,162	309,006,749

Noncontrolling interest in our Operating Partnership	4,187,359	2,289,379
Other noncontrolling interests	78,884	5,682,778

Total noncontrolling interests	4,266,243	7,972,157

Total equity	301,181,405	316,978,906

Total liabilities and equity	$714,089,392	$723,279,503

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Self storage rental revenue	$23,541,580	$19,249,306	$45,984,948	$38,059,075
Ancillary operating revenue	779,826	681,902	1,469,402	1,280,074

Total revenues	24,321,406	19,931,208	47,454,350	39,339,149

Operating expenses:
Property operating expenses	7,694,942	7,147,282	15,487,682	13,860,563
Property operating expenses – affiliates	2,958,340	2,357,413	5,845,550	4,645,142
General and administrative	932,292	787,778	2,119,515	1,482,540
Depreciation	4,916,734	4,160,092	9,745,884	8,255,628
Intangible amortization expense	1,404,823	2,000,739	3,068,079	4,690,731
Acquisition expenses – affiliates	103,703	53,010	612,245	106,619
Other acquisition expenses	555,443	160,730	792,552	183,706

Total operating expenses	18,566,277	16,667,044	37,671,507	33,224,929

Operating income	5,755,129	3,264,164	9,782,843	6,114,220
Other income (expense):
Interest expense	(4,419,503)	(4,686,164)	(9,039,661)	(9,350,994)
Deferred financing amortization expense	(369,069)	(346,522)	(657,257)	(741,111)
Equity in earnings of real estate ventures	191,016	199,464	391,463	422,835
Other	291,664	(380,041)	(67,807)	(561,508)

Net income (loss)	1,449,237	(1,949,099)	409,581	(4,116,558)
Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(15,788)	9,657	(7,204)	20,723
Net income attributable to other noncontrolling interests	(228)	(9,637)	(2,839)	(20,468)

Net income (loss) attributable to Strategic Storage Trust, Inc.	$1,433,221	$(1,949,079)	$399,538	$(4,116,303)

Net income (loss) per share – basic	$0.03	$(0.04)	$0.01	$(0.09)
Net income (loss) per share – diluted	$0.03	$(0.04)	$0.01	$(0.09)

Weighted average shares outstanding – basic	56,806,134	48,530,157	56,583,229	47,623,669
Weighted average shares outstanding – diluted	56,809,884	48,530,157	56,586,979	47,623,669

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net income (loss) attributable to Strategic Storage Trust, Inc.	$1,433,221	$(1,949,079)	$399,538	$(4,116,303)
Add:
Depreciation	4,819,700	4,030,592	9,560,274	8,024,004
Amortization of intangible assets	1,404,823	2,000,739	3,068,079	4,690,731
Deduct:
Adjustment for noncontrolling interests	(71,524)	(87,481)	(142,774)	(179,724)

FFO	7,586,220	3,994,771	12,885,117	8,418,708
Other Adjustments:
Acquisition expenses(1)	659,146	213,740	1,404,797	290,325
Amortization of fair value adjustments of secured debt(2)	(33,510)	49,804	(50,123)	91,167
Realized and unrealized (gains) losses on foreign exchange holdings(3)	(349,094)	208,983	(84,513)	320,443
Adjustment for noncontrolling interests	(3,397)	(13,949)	(15,701)	(26,766)

MFFO	$7,859,365	$4,453,349	$14,139,577	$9,093,877

(1)	In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.
(2)	This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes or seller notes issued, as of the date of acquisition. Such amounts have been excluded from MFFO because we believe MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing interest rate risk and do not rely on another party to manage such risk.
(3)	These amounts primarily relate to transactions with our non-U.S. functional currency entities. The amounts are the result of fluctuations between the U.S. dollar and the Canadian dollar. Such amounts have been excluded from MFFO because we believe MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing hedge and foreign exchange risk and do not rely on another party to manage such risk.

Non-cash Items Included in Net Income (Loss):

Provided below is additional information related to selected non-cash items included in net income (loss) above, which may be helpful in assessing our operating results:

•	Amortization of deferred financing costs of approximately $0.4 million and $0.3 million, respectively, was recognized as interest expense for the three months ended June 30, 2014 and 2013 and approximately $0.7 million and $0.7 million, respectively, for the six months ended June 30, 2014 and 2013.

ADDITIONAL INFORMATION REGARDING NOI, FFO AND MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, we believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. To date, we have not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or Modified FFO (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenses associated with that process, is a key feature of our business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. Our board of directors is in the process of determining which liquidity event, if any, is in the best interests of us and our stockholders (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction). We expect to achieve a liquidity event within three years, which is generally comparable to other publicly registered, non-traded REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of our board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not ultimately engage in a liquidity event. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance now that our offering has been completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance now that our offering has been completed and we expect our acquisition activity over the near term to be less vigorous, with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance now that our offering has been completed and we expect our acquisition activity over the near term to be less vigorous, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, the amortization of fair value adjustments related to debt, realized and unrealized gains and losses on foreign exchange holdings and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the periods presented. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise additional proceeds from our distribution reinvestment plan offering or other potential offerings, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our Advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses were intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.